Exhibit A

Schedule of Transactions

The following table lists all transactions completed by Defender SPV LLC with respect to the Issuer’s Common Stock during the past sixty (60) days and does not include brokerage commissions, fees, or other transaction expenses associated with such transactions.

Date	Investment Type	Number of Common Stock	Effective Conversion Price or Average Sale Price
1/12/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	531,185	$0.25
1/14/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	79,896	$0.23
1/14/2026	Sale in Open Market Transaction	50,000	$0.39
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	131,929	$0.19
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	659,644	$0.19
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	659,644	$0.19
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	659,644	$0.19
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	659,644	$0.19
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	923,501	$0.19
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	923,501	$0.19
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	923,501	$0.19
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	923,501	$0.19
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	923,501	$0.19
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	923,501	$0.19
1/15/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	1,530,373	$0.19
1/16/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	1,741,695	$0.19
1/16/2026	Conversion of Series C Preferred Shares to Common Stock in a private transaction with Issuer	1,741,695	$0.19
1/16/2026	Sale in Open Market Transaction	9,182,684	$0.06
1/16/2026	Sale in Open Market Transaction	3,763,659	$0.02
1/20/2026	Sale in Open Market Transaction	385,378	$0.02
3/11/2026	Exchange of Series C Preferred Shares to Common Stock in a private transaction with Issuer	207,008,547	N/A

*During the reporting period, Defender SPV LLC converted $2,678,600.00 stated value of Series C Preferred Shares of the Issuer and received proceeds of $661,846.00 from sales of the Issuer’s Common Stock.